Exhibit 4.24
AMENDED AND RESTATED DECLARATION OF TRUST
     This AMENDED AND RESTATED DECLARATION OF TRUST, dated as of December 10, 2008 (this “Amended and Restated Declaration of Trust”) among The Travelers Companies, Inc., a Minnesota corporation (the “Sponsor”), BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), a Delaware banking corporation with its principal office in the State of Delaware, as Delaware trustee (the “Delaware Trustee”), and Matthew S. Furman, as trustee (the “Administrative Trustee”, and, together with the Delaware Trustee, the “Trustees”), with respect to the Delaware Statutory Trust known as Travelers Capital Trust II (originally known as “St. Paul Capital Trust II” and subsequently known as “St. Paul Travelers Capital Trust II”) (the “Trust”).
     WHEREAS, the Sponsor, Chase Manhattan Bank USA, National Association, a national bank with its principal office in the State of Delaware, as Delaware trustee, and Bruce A. Backberg, as Administrative Trustee, entered into the original Declaration of Trust on November 14, 2001, pursuant to which the Trust was formed;
     WHEREAS, a Certificate of Trust of the Trust was filed with the Delaware Secretary of State under the Delaware Statutory Trust Act on November 14, 2001;
     WHEREAS, the original Declaration of Trust was amended as of June 28, 2004 to change the name of the Trust to St. Paul Travelers Capital Trust II and to replace one of the attorneys-in-fact appointed in the original Declaration of Trust;
     WHEREAS, a certificate of amendment to the certificate of trust was filed with the Delaware Secretary of State under the Delaware Statutory Trust Act on June 28, 2004 to change the name of the trust to St. Paul Travelers Capital Trust II, and a certificate of amendment to the certificate of trust, as amended, was subsequently filed with the Delaware Secretary of State on February 27, 2007 to change the name of the trust to Travelers Capital Trust II and the name of the trustee to The Bank of New York (Delaware);
     WHEREAS, Bruce A. Backberg has resigned as the Administrative Trustee, and the new Administrative Trustee is named above;
     WHEREAS, the Sponsor desires to amend and restate the original Declaration of Trust, as amended, to change the names of the Trust and the Trustees as set forth in this Amended and Restated Declaration of Trust and replace the attorneys-in-fact appointed in the original Declaration of Trust, as amended;
     NOW THEREFORE, in consideration of the recitals set forth above, and for other good and valuation consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Declaration of Trust in its entirety as follows:
     1. The trust created hereby (the “Trust”) shall be known as “Travelers Capital Trust II” in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $100. The Administrative Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Administrative Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the “Business Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.
     3. The Sponsor and the Trustees will enter into a Second Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities referred to therein. Prior to the execution and delivery of such Second Amended and Restated Declaration of Trust, (i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Administrative Trustee and the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.
     4. The Sponsor hereby agrees to (i) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agent of the Delaware Trustee (collectively, including the Delaware Trustee in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or negligence of such Indemnified Person, and (iii) advance to such Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 4.
     5. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a registration statement on Form S-3 (the “1933 Act Registration

Statement”), including any pre-effective or post-effective amendments thereto (including the prospectus, prospectus supplements and the exhibits contained therein) relating to the registration under the 1933 Act of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”), including any pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Securities Exchange or any other national stock exchange or The Nasdaq National Market (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, each of the Trustees, in its capacity as a trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with the filings referred to above, the Sponsor hereby constitutes and appoints Matthew S. Furman and Wendy C. Skjerven and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or in the Sponsor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement (and any registration statement filed pursuant to Rule 462 promulgated pursuant to the 1933 Act) and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange and administrators of state securities or blue sky laws, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.
     6. The Delaware Trustee shall take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Sponsor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, then the Delaware Trustee may deliver a notice to the

Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Delaware Trustee in reliance thereon. If the Delaware Trustee does not receive such instructions it may refrain from taking any action with respect to the matters described in such notice to the Sponsor.
     7. This Amended and Restated Declaration of Trust may be executed in one or more counterparts.
     8. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon thirty (30) days’ prior notice to the Sponsor.
     9. This Amended and Restated Declaration of Trust shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Declaration of Trust to be duly executed as of the day and year first above written.

THE TRAVELERS COMPANIES, INC., as Sponsor
By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Senior Vice President

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman,
as Administrative Trustee